UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2016

PETROSHARE CORP.

(Exact name of registrant as specified in its charter)

Colorado	333-198881	46-1454523
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification No.)

7200 S. Alton Way, Suite B-220

Centennial, Colorado 80112

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number including area code:  (303) 500-1160

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On June 30, 2016, PetroShare Corp. (the “Company”) completed the acquisition of certain oil and gas assets (“PDC assets”) from PDC Energy, Inc. (“PDC”) pursuant to a purchase and sale agreement dated May 27, 2016 (the “Agreement”). The entry into the Agreement was disclosed in a Form 8-K filed by the Company on June 3, 2016 and the completion of the acquisition of the PDC assets was disclosed in a Form 8-K filed by the Company on July 7, 2016 (the “Prior Form 8-K”).

This amendment to Form 8-K amends and supplements Item 9.01 of the Prior Form 8-K to provide the statements of revenue and direct operating expenses and unaudited pro forma data relating to the PDC assets that are required to be filed by this amendment.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                                         Exhibits.  The following exhibits are filed with this report

99.1	Statements of Revenues and Direct Operating Expenses for the years ended December 31, 2015 and 2014 and for the six months ended June 30, 2016 and 2015

99.2	Unaudited Combined Pro Forma Financial Data for the year ended December 31, 2015 and six months ended June 30, 2016

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PetroShare Corp.

Date: September 16, 2016	By:	/s/ Paul D. Maniscalco
Paul D. Maniscalco, Chief Financial Officer

Exhibit Index

The following is a list of the Exhibits filed with this report.

Exhibit
Number	Description of Exhibit

99.1	Statements of Revenues and Direct Operating Expenses for the years ended December 31, 2015 and 2014 and for the six months ended June 30, 2016 and 2015

99.2	Unaudited Combined Pro Forma Financial Data for the year ended December 31, 2015 and six months ended June 30, 2016